                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 16, 2001

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                     001-14195             65-0723837
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
         Incorporation)                                   Identification No.)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5. Other Events.

  We are filing these pro forma financial statements to provide additional information about American Tower Corporation (the Company). The attached presents the Company's unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999. To the extent required, the Company has adjusted these pro forma statements for the pro forma transactions. The pro forma transactions consist of:

  . the OmniAmerica, TeleCom, UNIsite and ICG acquisitions and the ALLTEL,
    AirTouch and AT&T transactions,

  . the Class A common stock offerings in January 2001, June 2000 and
    February 1999,

  . our convertible notes private placements in February 2000 and October
    1999,

  . our senior note offering in January 2001.

  The pro forma financial statements do not reflect all of the Company's consummated or pending acquisitions. The adjustments assume that all pro forma transactions were consummated on January 1, 1999, in the case of the unaudited pro forma condensed consolidated statements of operations. The adjustments assume that the pro forma transactions that had not been consummated as of September 30, 2000 were consummated on that date in the case of the unaudited pro forma condensed consolidated balance sheet. These pro forma financial statements should be read in conjunction with our 1999 Annual Report on Form 10-K, quarterly report on Form 10-Q dated November 13, 2000 and our Current Reports on Form 8-K dated September 17, 1999 and March 30, 2000. Although the ALLTEL, AirTouch and AT&T transactions do not involve the acquisition of businesses, we have provided pro forma information related to these transactions, as we believe such information is material.

  The pro forma financial statements may not reflect the Company's financial condition or our results of operations had the pro forma transactions actually occurred on the dates specified. They may also not reflect the Company's future financial condition or results of operations.

(b) Pro Forma Financial Information

                                                                           Page
                                                                          Number
                                                                          ------
Unaudited Pro forma Condensed Consolidated Balance Sheet as of September
 30, 2000
 and Notes Thereto......................................................     2
Unaudited Pro forma Condensed Consolidated Statement of Operations for
 the Nine Months Ended September 30, 2000 and Notes Thereto.............     4
Unaudited Pro forma Condensed Consolidated Statement of Operations for
 the Year Ended December 31, 1999 and Notes Thereto.....................     7

                           AMERICAN TOWER CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (in thousands)

                                                   Adjustments for
                                                      Pro Forma     Pro Forma
                                        Historical Transactions(a) as adjusted
                                        ---------- --------------- ------------
                ASSETS
Cash and cash equivalents.............  $  206,470   $  941,806    $  1,148,276
Accounts receivable, net..............     154,993                      154,993
Other current assets..................     121,455                      121,455
Notes receivable......................     118,307                      118,307
Property and equipment, net...........   2,002,900                    2,002,900
Unallocated purchase price............                  730,036         730,036
Intangible assets, net................   2,272,183                    2,272,183
Deferred tax asset....................     154,351                      154,351
Deposits and other assets.............     117,864       11,732         129,596
                                        ----------   ----------    ------------
    Total.............................  $5,148,523   $1,683,574    $  6,832,097
                                        ==========   ==========    ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding current
 portion of long-term debt............  $  219,859                 $    219,859
Other long-term liabilities...........       8,293                        8,293
Credit facilities.....................   1,032,500   $  317,500       1,350,000
Convertible notes, net of discount....     918,893                      918,893
Senior notes..........................                1,000,000       1,000,000
Other long-term debt, including cur-
 rent portion.........................     100,127                      100,127
Minority interest.....................      32,158                       32,158
Stockholders' equity..................   2,836,693      366,074       3,202,767
                                        ----------   ----------    ------------
    Total.............................  $5,148,523   $1,683,574    $  6,832,097
                                        ==========   ==========    ============


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 has been prepared to give effect, as of such date, to the January 2001 equity offering, the January 2001 senior note offering, the ALLTEL transaction and the remaining portions of the AirTouch and AT&T transactions, the only proforma transactions that had not been completed at that date.

  (a) The following table sets forth the components of the pro forma balance sheet adjustments as of September 30, 2000 (in thousands):

                                                                                         Total
                                       January                                        Adjustments
                           January      2001                                              for
                         2001 Equity Senior Note    ALLTEL     AirTouch      AT&T      Pro Forma
                         Offering(5) Offering(6)  Transaction Transaction Transaction Transactions
                         ----------- -----------  ----------- ----------- ----------- ------------
ASSETS
Cash and cash equiva-
 lents..................  $360,800   $  581,006                                        $  941,806
Unallocated purchase
 price(1)...............                           $657,900     $70,798     $1,338        730,036
Deposits and other
 assets.................                 31,000                 (19,268)                   11,732
                          --------   ----------    --------     -------     ------     ----------
      Total.............  $360,800   $  612,006    $657,900     $51,530     $1,338     $1,683,574
                          ========   ==========    ========     =======     ======     ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Credit facilities.......             $ (387,994)   $657,900     $46,256     $1,338     $  317,500
Senior notes............              1,000,000                                         1,000,000
Stockholders' equity....  $360,800                                5,274                   366,074
                          --------   ----------    --------     -------     ------     ----------
      Total.............  $360,800   $  612,006    $657,900     $51,530     $1,338     $1,683,574
                          ========   ==========    ========     =======     ======     ==========

  The following table sets forth the remaining purchase prices and related pro forma financing for the ALLTEL, AirTouch and AT&T transactions (in millions):

                                                       Purchase Price Borrowings
                                                       -------------- ----------
  ALLTEL transaction(2)...............................     $657.9       $657.9
  AirTouch transaction(3).............................       70.8         46.3
  AT&T transaction(4).................................        1.3          1.3

--------
(1) Upon completion of our evaluation of the purchase price allocations, we expect that the average life of the assets should approximate 15 years.
(2) In December 2000, we entered into an agreement with ALLTEL Corporation to acquire the rights to up to 2,193 communications towers through a 15-year agreement to sublease. Under the agreement, we will lease up to 2,193 towers for consideration of up to $657.9 million in cash.
(3) As of September 30, 2000 we had closed on 1,778 of the 2,100 towers included in the original AirTouch lease agreement, paid $677.3 million in cash, and issued warrants to purchase 3.0 million shares of Class A common stock at a price of $22.00 per share. The warrants vest based on the percentage of towers closed to total towers in the lease agreement (2,100). We estimate that we will pay total consideration of approximately $70.8 million to close on an additional 172 towers through January 2001. We do not expect to close on approximately 150 towers included in the original agreement.
(4) As of September 30, 2000, we had closed on 1,918 of the 1,942 towers included in the AT&T purchase agreement and paid $258.7 million in cash. We estimate that we will pay approximately $1.3 million to close on any remaining towers.
(5) In January 2001, we consummated the sale of 10.0 million shares of Class A common stock resulting in net proceeds of approximately $360.8 million.
(6) In January 2001, we issued $1.0 billion aggregate principal amount of senior notes resulting in net proceeds of approximately $969.0 million. For purposes of the pro forma presentation only, we have assumed that a portion of the proceeds were utilized to repay borrowings on our credit facilities in excess of borrowings on our Term A and B loans.

                           AMERICAN TOWER CORPORATION
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 2000
                       (in thousands, except share data)

                                                   Adjustments for
                                                      Pro Forma    Pro Forma,
                                       Historical  Transactions(a) as Adjusted
                                       ----------  --------------- -----------
Operating revenues.................... $ 491,522      $ 42,213      $ 533,735
Operating expenses excluding
 depreciation and amortization,
 development and corporate general and
 administrative expenses..............   344,503        24,173        368,676
Depreciation and amortization.........   198,264        49,639        247,903
Development expense...................    10,495                       10,495
Corporate general and administrative
 expense..............................     9,957                        9,957
                                       ---------      --------      ---------
Loss from operations..................   (71,697)      (31,599)      (103,296)
Other (income) expense:
  Interest expense....................   112,339        87,816        200,155
  Interest income and other, net......   (12,997)                     (12,997)
  Interest income TV Azteca, net of
   interest expense of $753 (related
   party).............................    (9,070)                      (9,070)
  Note conversion expense.............    16,968                       16,968
  Minority interest in net earnings of
   subsidiaries.......................       (82)                         (82)
                                       ---------      --------      ---------
Total other expense...................   107,158        87,816        194,974
                                       ---------      --------      ---------
Loss before income taxes and
 extraordinary losses.................  (178,855)     (119,415)      (298,270)
Benefit for income taxes(b)...........    43,036        44,184         87,220
                                       ---------      --------      ---------
Loss before extraordinary losses...... $(135,819)     $(75,231)     $(211,050)
                                       =========      ========      =========
Basic and diluted loss per common
 share before extraordinary losses.... $   (0.82)          N/A      $   (1.22)
                                       =========      ========      =========
Basic and diluted common shares
 outstanding..........................   165,244      8,120 (c)       173,364
                                       =========      ========      =========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2000 gives effect to the pro forma transactions as if each of them had occurred on January 1, 1999.

  (a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to record an increase in net interest expense of $87.8 million for the nine months ended September 30, 2000 as a result of the increase in debt after giving effect to the proceeds of the February 2000 notes placement, the June 2000 offering and the January 2001 senior note offering. We are amortizing debt issuance costs on a straight-line basis over the term of the obligations. We have included amortization of issuance costs within interest expense.

  We have also adjusted the results of operations to record depreciation and amortization expense of $49.6 million for the nine months ended September 30, 2000 based on estimated allocations of purchase prices. With respect to unallocated purchase prices, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

  The table below sets forth the detail for the pro forma transactions for the nine months ended September 30, 2000 (in thousands). We have excluded the UNIsite operations for the 12-day period ended January 12, 2000 (the acquisition closed January 13, 2000) from the nine months ended September 30, 2000 pro forma statement of operations due to immateriality.

                    January
                     2001                                                                                   Total Adjustments
                  Senior Note     ALLTEL      AirTouch      AT&T      February 2000  June 2000   Pro Forma    for Pro Forma
                   Offering     Transaction  Transaction Transaction Notes Placement Offering   Adjustments   Transactions
                  -----------   -----------  ----------- ----------- --------------- ---------  ----------- -----------------
Operating
 revenues.......                $ 28,436(d)   $11,886(e)  $1,891 (f)                                            $  42,213
Operating
 expenses
 excluding
 depreciation
 and
 amortization...                  16,553(g)     4,817(g)   2,803 (g)                                               24,173
Depreciation and
 amortization...                                                                                 $  49,639         49,639
                   --------     ----------    ---------   ---------      -------     ---------   ---------      ---------
Income (loss)
 from
 operations.....                    11,883        7,069        (912)                               (49,639)       (31,599)
Interest
 expense, net...    $45,619(h)                                           $(1,439)    $ (23,675)     67,311         87,816
                   --------     ----------    ---------   ---------      -------     ---------   ---------      ---------
Income (loss)
 before income
 taxes and
 extraordinary
 losses.........   $(45,619)    $   11,883    $   7,069   $    (912)     $ 1,439     $  23,675   $(116,950)     $(119,415)
                   ========     ==========    =========   =========      =======     =========   =========      =========

  (b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

  (c) Includes adjustment for the 12.5 million shares of Class A common stock issued pursuant to the June 2000 offering. There are no adjustments to the statement of operations associated with the January 2001 equity offering due to proceeds being applied to cash. Accordingly, we have not adjusted the share data for the equity offering.

  (d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the ALLTEL lease agreement (assumes the leasing of 2,193 towers). We have not included approximately $7.4 million of annual third party lease revenues existing as of the date the agreement was signed.

  (e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement (assumes the leasing of 1,950 towers). We have not included approximately $3.5 million of annual third-party lease revenues existing as of the date the agreement was signed.

  (f) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements (assumes the acquisition of 1,942 towers). We have not included approximately $7.6 million of annual third-party lease revenues existing as of the date the agreement was signed.

  (g) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of ALLTEL, AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we have or will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers and with AirTouch and AT&T towers acquired to date. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. We have based these operating expenses on management's best estimate and, as such, the actual expenses may be different from the estimates presented.

  (h) To record interest expense and amortization of debt issuance costs associated with the January 2001 senior note offering. Interest expense has been recorded using an interest rate of 9.375%. Debt issuance costs are being amortized over a period of eight years.

                           AMERICAN TOWER CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
                       (in thousands, except share data)

                                                    Adjustments for
                                                       Pro Forma    Pro Forma,
                                         Historical Transactions(a) as Adjusted
                                         ---------- --------------- -----------
Operating revenues.....................   $258,081     $ 152,373     $ 410,454
Operating expenses excluding deprecia-
 tion and amortization, development and
 corporate general and administrative
 expenses..............................    155,857       100,079       255,936
Depreciation and amortization..........    132,539       149,491       282,030
Development expense....................      1,607                       1,607
Corporate general and administrative
 expense...............................      9,136         2,800        11,936
                                          --------     ---------     ---------
Loss from operations...................    (41,058)      (99,997)     (141,055)
Other (income) expense:
  Interest expense.....................     27,492       154,930       182,422
  Interest income and other, net.......    (19,551)                    (19,551)
  Minority interest in net losses of
   subsidiaries........................        142                         142
                                          --------     ---------     ---------
Total other expense....................      8,083       154,930       163,013
                                          --------     ---------     ---------
Loss before income taxes and extraordi-
 nary loss.............................    (49,141)     (254,927)     (304,068)
(Provision) benefit for income
 taxes(b)..............................       (214)       98,852        98,638
                                          --------     ---------     ---------
Loss before extraordinary loss.........   $(49,355)    $(156,075)    $(205,430)
                                          ========     =========     =========
Basic and diluted net loss per common
 share before extraordinary loss.......   $  (0.33)          N/A     $   (1.22)
                                          ========     =========     =========
Basic and diluted common shares out-
 standing..............................    149,749       18,173 (c)    167,922
                                          ========     =========     =========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 gives effect to the pro forma transactions as if each of them had occurred on January 1, 1999.

  (a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense associated with the companies included in the pro forma transactions; and (2) record an increase in net interest expense of $154.9 million for the year ended December 31, 1999 as a result of the increased debt after giving effect to the proceeds of the February 1999 and June 2000 offerings, the October 1999 and February 2000 note placements and the January 2001 senior note offering. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. We have included amortization of debt discount and issuance costs within interest expense.

  We have also adjusted the results of operations to reverse historical depreciation and amortization expense of $18.8 million for the year ended December 31, 1999 and recorded depreciation and amortization expense of $149.5 million for the year ended December 31, 1999 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

  We have not carried forward certain corporate general and administrative expenses of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $2.8 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

                          NOTES TO UNAUDITED PRO FORMA
            CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  The following table sets forth the detail for the pro forma transactions for the year ended December 31, 1999 (in thousands):

                                                February
                          OmniAmerica TeleCom     1999    UNIsite       ICG       ALLTEL
                            Merger     Merger   Offering   Merger   Transaction Transaction
                          ----------- --------  --------  --------  ----------- -----------
Operating revenues......    $12,246   $  2,029            $  8,018   $ 41,756   $ 37,914(d)
Operating expenses ex-
 cluding depreciation
 and amortization, and
 corporate general and
 administrative ex-
 penses.................     12,257        549               7,234     32,256     22,070(g)
Depreciation and amorti-
 zation.................      2,372      1,201               4,539     10,719
Corporate general and
 administrative ex-
 penses.................      2,882     10,173               8,580        321
                            -------   --------  -------   --------   --------   ----------
(Loss) income from oper-
 ations.................     (5,265)    (9,894)            (12,335)    (1,540)      15,844
Other (income) expense:
Interest expense........        746        521  $(1,499)     8,078        802
Interest income.........        (14)                        (1,021)
Other, net..............        816       (106)             (4,026)        22
                            -------   --------  -------   --------   --------   ----------
(Loss) income before in-
 come taxes and extraor-
 dinary loss............    $(6,813)  $(10,309) $ 1,499   $(15,366)  $ (2,364)  $   15,844
                            =======   ========  =======   ========   ========   ==========

                           January                                                                            Total
                             2001                                 October  February                        Adjustments
                            Senior                                 1999      2000       June                 for Pro
                             Note      AirTouch        AT&T        Notes     Notes      2000                  Forma
                           Offering   Transaction   Transaction  Placement Placement  Offering  Pro Forma  Transactions
                          ----------  -----------   -----------  --------- ---------  --------  ---------  ------------
Operating revenues......               $47,371 (e)    $3,039 (f)                                            $ 152,373
Operating expenses ex-
 cluding depreciation
 and amortization, and
 corporate general and
 administrative ex-
 penses.................                18,018 (g)     7,695 (g)                                              100,079
Depreciation and amorti-
 zation.................                                                                        $ 130,660     149,491
Corporate general and
 administrative ex-
 penses.................                                                                          (19,156)      2,800
                          ----------   --------       -------                                   ---------   ---------
(Loss) income from oper-
 ations.................                 29,353        (4,656)                                   (111,504)    (99,997)
Other (income) expense:
Interest expense........  $66,585 (h)                             $(5,616) $(11,415)  $(41,085)   137,813     154,930
Interest income.........                                                                            1,035
Other, net..............                                                                            3,294
                          ----------   --------       -------     -------  --------   --------  ---------   ---------
(Loss) income before in-
 come taxes and extraor-
 dinary loss............  $  (66,585)  $ 29,353       $(4,656)    $ 5,616  $ 11,415   $ 41,085  $(253,646)  $(254,927)
                          ==========   ========       =======     =======  ========   ========  =========   =========

                         NOTES TO UNAUDITED PRO FORMA
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  (b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

  (c) Includes shares of Class A common stock issued pursuant to: the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million, the February 1999 offerings--26.2 million and the June 2000 offering--12.5 million. There are no adjustments to the pro forma statement of operations associated with the January 2001 equity offering due to the proceeds being applied to cash. Accordingly, we have not adjusted the share data for the equity offering.

  (d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the ALLTEL lease agreement (assumes the leasing of 2,193 towers). We have not included approximately $7.4 million of annual third party lease revenues existing as of the date the agreement was signed.

  (e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement (assumes the leasing of 1,950 towers). We have not included approximately $3.5 million of annual third party lease revenues existing as of the date the agreement was signed.

  (f) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements (assumes the acquisition of 1,942 towers). We have not included approximately $7.6 million of annual third-party lease revenues existing as of the date the agreement was signed.

  (g) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of ALLTEL, AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we have or will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers and with Airtouch and AT&T towers acquired to date. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. We have based these operating expenses on management's best estimate and, as such, the actual expenses may be different from the estimate presented.

  (h) To record interest expense and amortization of debt issuance costs associated with the January 2001 senior note offering. Interest expense has been recorded using an interest rate of 9.375%. Debt issuance costs are being amortized over a period of eight years.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TOWER CORPORATION
                                          (Registrant)


                                          By: /s/ Justin D. Benincasa
                                          -------------------------------------

                                          Name: Justin D. Benincasa

                                          Title: Senior Vice President and
                                          Corporate Controller


Date: February 16, 2001